                                  EXHIBIT 10.41

         SONGJIANG SUB-BRANCH, SHANGHAI BRANCH, EVERBRIGHT BANK OF CHINA
                      SHANGHAI KAIHONG ELECTRONIC CO., LTD.
                      BANK-ENTERPRISE COOPERATION AGREEMENT

Party A: Shanghai Kaihong Electronic Co., Ltd.

Party B: Songjiang Sub-branch, Shanghai Branch, Everbright Bank of China

The following bank-enterprise cooperation agreement is signed by Party A and Party B, on a basis of mutual trust, mutual cooperation, free will, and in the principle of mutual benefit.

1 While Party A opens RMB account, exchange settlement account, and handles settlement, general business at Party B, Party B will provide excellent settlement tools and convenient service means. Both parties make commitment at the same time to giving priority to the support to the other side during the business development.

2 Under the condition of conforming to [General Loan Rule] of People's Bank, Party B makes commitment to granting Party A the ceiling of credit of $ 5,000,000 with credit period of 3 years.

3 When Party A agrees to consider taking assets as collateral if it needs to increase financing due to business development, and if Party B is able to provide terms better than or equal to third party's, then Party A agrees to give priority to Party B to undertake part or all loan.

4 If Party A decides to take assets as collateral to third party, then Party A agrees to combine the current loan amounts and new loan amounts for calculation, and to give Party B collateral at the same rate.

5 Party B is liable to provide such nonsettlement services as finance management, consulting etc., besides financing and account settlement.

6 When Party A requires, Party B will train the financial people of Party A for bank business.

7 When there is conflict between the above terms and national policies and regulations, both parties should settle it on a timely basis.

8   This agreement will come into effect on the day of signing.

9 This agreement is done in quadruplicate, and both parties hold 2 respectively.

Shanghai Kaihong Electronics Co., Ltd.    Songjiang Sub-branch, Shanghai Branch,
                                            Everbright Bank of China

Legal Representative: Liu Zhen Guo        Legal Representative: Xu Lian Ming
Date: August 29, 2001


                                       64